Third Quarter 2023 Investor Presentation October 25, 2023

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Third Quarter 2023 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward- looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Financing & Liquidity Recent Achievements and Performance Highlights 3 Annaly generated earnings in line with the dividend amidst rapidly rising rates and elevated market volatility Annaly continued its role as a leading programmatic securitization issuer providing attractive non mark-to-market financing Annaly grew its MSR and Residential Credit portfolios while remaining conservatively positioned amidst market volatility  Earnings available for distribution* of $0.66 per average common share for the quarter, down $0.06 from the prior quarter  Book value per common share of $18.25  Declared quarterly common stock cash dividend of $0.65 per share  Economic return (loss) of (8.8%) for the third quarter  Total portfolio of $76.2 billion, including $68.5 billion in highly liquid Agency portfolio, which represents 90% of total assets(3) and 64% of dedicated capital  Annaly’s Agency portfolio decreased modestly, though notional holdings were unchanged, with a further gravitation up in coupon  Increased hedge ratio from 105% to 115%; actively managed portfolio duration extension by adding longer-dated hedges  Annaly’s Residential Credit portfolio increased 6% in the third quarter due to continued growth of the correspondent channel through $2.4 billion of quarterly lock volume and $1.5 billion of whole loans settled  Annaly’s MSR portfolio increased 4% quarter-over-quarter with $2.3 billion in assets, representing 19% of dedicated capital  Economic leverage* of 6.4x, up from 5.8x quarter-over-quarter  $4.7 billion of unencumbered assets, including cash and unencumbered Agency MBS of $2.8 billion  Annaly Residential Credit Group is the largest non-bank issuer and the second largest issuer overall(1) of Prime Jumbo and Expanded Credit MBS, pricing ten residential whole loan securitizations totaling $3.9 billion in proceeds since the beginning of the year(2)  Funding conditions have been strong and Agency MBS repo has remained ample; added further term with 52 weighted average repo days, up from 44 days in Q2 2023  Financing costs increased with average GAAP cost of interest-bearing liabilities of 5.27%, up 27 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.28%, up 51 basis points quarter-over-quarter Portfolio Performance Source: Company filings. Financial data as of September 30, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance

Third Quarter 2023 Financial Highlights 4 ($1.21) | $0.66 $18.25 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 13.8% Dividend per Share Dividend Yield(1) $0.65 Net Interest Margin (ex. PAA)* $76.2bn $10.6bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $2.8bn of cash and unencumbered Agency MBS $4.7bn of total unencumbered assets Total Hedge Portfolio(4) $79bn Hedge portfolio, up from $73bn in Q2’23, as hedges were added to manage portfolio duration extension Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) Source: Company filings. Financial data as of September 30, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Earnings & Book Value Investment Portfolio Financing, Liquidity & Hedging 5.8x 6.4x Q2 2023 Q3 2023 1.66% 1.48% Q2 2023 Q3 2023 4.22% 4.46% Q2 2023 Q3 2023 105% 115% Q2 2023 Q3 2023 2.77% 3.28% Q2 2023 Q3 2023 Agency 64% MSR 19% ARC 17%

Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $76.2 billion(1) | Total Shareholders’ Equity: $10.6 billion 5 Assets(1) Capital(2) $68.5bn $6.7bn Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $2.3bn $2.0bn Source: Company filings. Financial data as of September 30, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Assets(1) Capital(2) $5.3bn $1.8bn Agency Residential Credit Mortgage Servicing Rights

Current Illustrative Returns Across Annaly's Investment Strategies

In the current environment, Annaly's investment strategies offer attractive new money returns despite market volatility

	Agency	Residential Credit	MSR
	Current Agency MBS spread levels remain wide relative to historical levels, which offer attractive nominal returns	*Whole loans offer illustrative returns of 15-17%; securities offer illustrative returns of 11-13%*	*Low note rate MSR, similar to our current portfolio composition, offer attractive hedged returns relative to at-the-money MSR*
Current Illustrative Levered Returns(1)	17%–19%	14%–16%	11%–13%

Key Market Dynamics & Commentary

Agency

- Yields have risen given strong U.S. economic growth, expected "higher for longer" Federal Funds rates and elevated debt supply to the private market
- Agency MBS spreads are historically wide to compensate investors for continued above average volatility and the challenging supply/demand dynamic
- MBS cashflows have been stable as few homeowners have refinancing incentives while funding markets continue to function well

Residential Credit

- Housing market continues to be supported by low available-for-sale inventory; the Zillow Home Price Index is up 5.4% year-to-date[2]
- Origination volumes have declined given elevated mortgage rates and low affordability
- Despite reduced activity, Annaly has maintained both volume and credit quality of whole loans throughout 2023 and gained market share given the continued build out of its correspondent channel
- Securities remain attractive, though whole loans remain the preferred avenue of growth

MSR

- Robust supply of MSR through both the bulk and new origination purchase channels
- Valuations increased, driven by a combination of slow prepayment speeds and rising rates
- Float income, bolstered by rising rates, continues to add to MSR value
- Onslow Bay is now a top 10 non-bank servicer, servicing approximately 1.7% of the Agency market[3]

Source: Company filings. Financial data as of September 30, 2023. Market data as of October 20, 2023, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Q3 2023 Market and Economic Developments The U.S. economy remained strong in Q3 2023, and median expectations do not currently forecast a recession despite a growth slowdown The Macroeconomic State of Affairs Note: Data as of October 20, 2023, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. The U.S. economy has been robust, but Treasury yields are rising in a volatile fashion as investors demand more term premium 7  The U.S. economy performed very well in the third quarter; however, headwinds are emerging from dwindling consumer savings − Inflation has continued to moderate, but has yet to reach the Federal Reserve’s target, while the labor market has continued to be strong  The Federal Reserve has shifted to a more balanced approach, signaling data dependency and a “higher for longer” stance on interest rates  Interest rate levels have risen, led by the long end, as increased debt supply, economic performance and Federal Reserve messaging have led investors to require increased term premium − Interest rate volatility remains well above historical averages  The U.S. housing market has been resilient, albeit with low levels of activity, though prices may soften into weaker fall seasonal demand Interest rates have moved notably higher amidst economic resilience and investor concerns about Treasury supply, which led to tighter financial conditions 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 10-year U.S. Treasury Yield(3), % -3.5% -1.0% 1.5% 4.0% 6.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2021 2022 2023 2024 Quarterly GDP Growth (SAAR)(1), % Bloomberg Median Forecast(2) Vertical lines represent high/low forecasts

Business Update

Agency | Business Update

Annaly's Agency MBS portfolio decreased modestly in the third quarter, with activity focused on continuing to shift upward in coupon primarily through the addition of production coupon specified pools

Strategic Approach

- Annaly's Agency portfolio is made up of high quality and liquid securities, predominantly specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional bilateral repo and proprietary broker-dealer repo

Market Trends

- Agency MBS spreads widened during the third quarter following a meaningful increase in yields, with the 10-year Treasury yield rising 75 basis points during the quarter, and elevated levels of volatility
  - Wider spreads have continued to provide historically attractive new money returns
- The Agency MBS market remains reliant on money managers as the primary source of demand, with the Federal Reserve running off its portfolio and banks on the sidelines
- Given steepening of the yield curve and "higher for longer" interest rate narrative, investors showed a preference for production coupons over lower coupons in the third quarter

Agency Portfolio Detail

Assets


NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2020
2021
2022
2023

Hedges[1]


Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2020
2021
2022
2023

Funding[2]


Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2020
2021
2022
2023

Source: Company filings. Financial data as of September 30, 2023.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
9

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $68.5 billion in assets at the end of Q3 2023, a decrease of 4% compared to Q2 2023
- During the third quarter, Annaly's notional holdings were roughly unchanged with portfolio activity focused on shifting up in coupon
  - Portfolio additions were primarily production coupon specified pools, which modestly outperformed over the quarter
  - Annaly ended the quarter with 43% of the portfolio in 5.0% coupons and higher, up from 36% in the prior quarter
- We maintained a conservative hedge position and were active in responding to the rise in rates throughout the quarter by adding hedges
- In the third quarter, Annaly's MBS portfolio prepayment speeds increased slightly to 7.3 CPR, up from 7.0 CPR in Q2 2023; prepays are expected to stay historically low given elevated mortgage rates

Total Dedicated Capital: $6.7 billion[1]

Asset Type[1]



IO/IIO/CMO
<1%
15/20yr
1%
DUS
3%
ARM/HECM
<1%
30yr
95%

Pass Through Coupon Type[2]



>=6.5%
3%
<=2.5%
4%
3.0%
5%
3.5%
13%
4.0%
17%
4.5%
18%
5.0%
23%
5.5%
10%
6.0%
7%

Portfolio Quality[3]



Generic
36%
High
Quality
30%
Medium
Quality
28%
40+ WALA
6%

Note: Financial data as of September 30, 2023. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

10

$1,094 $2,095 $1,846 $3,857 $6,196 $3,857 3 5 4 10 16 10 0 2 4 6 8 10 12 14 16 18 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 2020 2021 2022 2023 YTD UPB Issued Deal Count Residential Credit | Business Update Annaly’s Residential Credit portfolio grew in the third quarter through production from the correspondent channel, while maintaining a defensive credit profile 11  Programmatic securitization sponsor of new origination, residential whole loans with 48 deals comprising nearly $19 billion of issuance priced since the beginning of 2018(1)  Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets  Continued expansion of whole loan sourcing capabilities through the Onslow Bay correspondent channel  Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation  Modest use of balance sheet leverage with most positions term financed through securitization  The Non-Agency RMBS market experienced spread tightening in the third quarter despite broader credit spread widening amidst elevated volatility − Non-QM AAA spreads were 10bps tighter and CRT spreads (investment grade and non-investment grade) were 25-75bps tighter  Home price appreciation remained supported by historically low inventory levels and limited new listings in the third quarter − The Zillow Home Price Index was down 0.1% month-over-month in September, though up 5.4% year-to-date(2) − Onslow Bay GAAP Whole Loan portfolio mark-to-market LTV of 60% compared to 68% original LTV  Annaly’s credit strategy has the second lowest D60+ across Non-QM issuers with +$1 billion of outstanding issuance(3) Source: Company filings. Financial data as of September 30, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Strategic Approach Market and Credit Trends OBX Securitization History – UPB Issued ($mm)(1) Top Prime Jumbo & Expanded Credit MBS Issuers ($mm)(4) Rank Issuer 2022-YTD’23 1 JP Morgan 14,418 2 10,053 3 Invictus Capital Partners 9,452 4 Goldman Sachs 8,943 5 Blue River Mtg. / Angelo Gordon 5,179 6 Angel Oak 4,731 7 Lone Star Funds 4,448 8 A&D Mortgage 3,808 9 MFA Financial 3,654 10 Credit Suisse 3,373

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $5.3 billion in assets at the end of Q3 2023, up 6% from Q2 2023
  - Consists of a $4.3 billion securities portfolio and a $1.0 billion whole loan portfolio[(1)]
- Settled approximately $1.5 billion[(2)] of whole loans in Q3 2023 across both Onslow Bay and our joint venture, up over 2x from Q2 2023
- Expanded credit correspondent pipeline has remained robust and high quality as of quarter end with $1.3 billion in loans exhibiting a weighted average LTV of 70% and a weighted average FICO of 750
- Annaly has priced ten securitizations since the beginning of the year totaling $3.9 billion in proceeds[(3)]
  - Annaly remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS from 2022 - YTD 2023[(4)]
  - Securitization strategy has resulted in $10.0 billion of OBX debt outstanding at an average cost of funds of 4.1%[(5)]

Total Dedicated Capital: $1.8 billion

Sector Type[(6)(7)]



CRT 19%
OBX Retained 23%
Prime 4%
Alt A 2%
Subprime 4%
NPL 8%
RPL 15%
Prime Jumbo 6%
WL 19%

Coupon Type[(6)]



ARM 3%
IO 6%
Floating 20%
Fixed Duration <2yrs 9%
Fixed 62%

Rating



Investment Grade 41%
Unrated 38%
Non-Investment Grade 21%

Note: Financial data as of September 30, 2023, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 12

MSR | Business Update

Annaly continues to evaluate opportunities in the MSR market in order to expand its footprint and achieve attractive returns for shareholders

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower discount prepayment speeds
- As an established and scaled servicer, Annaly is well positioned for opportunistic and operationally efficient growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Portfolio consists of low coupon, high quality conventional MSR[1]

Market Trends

- Bulk activity slowed quarter-over-quarter, although remains elevated year-to-date
  - Expect supply to remain strong and come primarily from non-bank originators given pressured profitability
- Broad-based interest in the asset class persists with both banks and non-banks as active players
- Low note rate MSR valuations increased during the quarter driven by higher interest rates
- Float income is supported by rising yields

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

Portfolio Summary	Q2'23[2]	Q3'23
Market Value ($mm)	$2,145	$2,235
UPB ($bn)	$151.0	$153.4
Loan Count ('000)	477	484
Collateral Characteristics		
WAC	3.04%	3.07%
Avg Loan Size	$316,604	$317,006
Orig FICO	758	757
Orig LTV	69%	69%
Collateral Performance		
1M CPR	4.0%	3.3%
3M CPR	3.9%	3.7%
D30	0.5%	0.7%
D60+	0.4%	0.4%

Annaly MSR Valuation and Prepayment Speeds
(Excludes Interests in MSR / MSR of LP Interest)



5.48x
5.25x
5.34x
5.52x
5.66x
5.4%
4.9%
4.3%
4.1%
3.5%
3.0%
2.5%
2.4%
2.7%
3.2%
3.7%
3.9%
4.0%
4.0%
3.7%
Jul Aug Sep
Q3 2022
Oct Nov Dec
Q4 2022
Jan Feb Mar
Q1 2023
Apr May Jun
Q2 2023(2)
Jul Aug Sep
Q3 2023
MSR Multiple
3M CPR

Source: Company filings. Financial data as of September 30, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
13

MSR | Portfolio Summary

Annaly's MSR portfolio grew by $90 million in the third quarter and has increased by more than $480 million since the beginning of 2023

- Annaly MSR Portfolio: $2.3 billion in assets at the end of Q3 2023, a 4% increase compared to Q2 2023
  - Increase in portfolio was driven by combination of settlements from bulk purchases and mark-to-market gains
- Portfolio is comprised of primarily low WAC, high credit quality collateral sourced through bulk execution
  - Recently added capabilities to purchase GSE flow MSR in an effort to provide access to an alternative purchase channel
- As of the end of the third quarter, MSR represented 19% of Annaly's dedicated equity capital(1)

Total Dedicated Capital: $2.0 billion

Annaly MSR Holdings (Market Value, $mm)



$211
$42
$56
$113
Q1 2021
$409
$83
$124
$203
Q2 2021
$575
$89
$486
Q3 2021 (2)
$645
$100
$545
Q4 2021
$1,233
$124
$1,108
Q1 2022
$1,735
$123
$190
$1,421
Q2 2022
$1,896
$40
$151
$1,705
Q3 2022
$1,787
$39
$1,748
Q4 2022
$1,830
$39
$1,791
Q1 2023
$2,182
$37
$126
$2,019
Q2 2023
$2,271
$36
$2,235
Q3 2023
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

Source: Company filings. Financial data as of September 30, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
GAAP net income (loss) per average common share[(1)]	($1.21)	$0.27	($1.79)	($1.96)	($0.70)
Earnings available for distribution per average common share*[(1)]	$0.66	$0.72	$0.81	$0.89	$1.06
Dividends declared per common share	$0.65	$0.65	$0.65	$0.88	$0.88
Book value per common share	$18.25	$20.73	$20.77	$20.79	$19.94
Annualized GAAP return (loss) on average equity[(2)]	(20.18%)	5.42%	(28.84%)	(31.78%)	(9.94%)
Annualized EAD return on average equity*	12.96%	13.22%	14.82%	16.19%	17.57%
Net interest margin[(3)]	(0.20%)	(0.15%)	0.09%	0.65%	1.42%
Average yield on interest earning assets[(4)]	4.49%	4.27%	3.96%	3.86%	3.47%
Average GAAP cost of interest bearing liabilities[(5)]	5.27%	5.00%	4.52%	3.71%	2.38%
Net interest margin (excluding PAA)[(3)]*	1.48%	1.66%	1.76%	1.90%	1.98%
Average yield on interest earning assets (excluding PAA)[(4)]*	4.46%	4.22%	3.96%	3.82%	3.24%
Average economic cost of interest bearing liabilities[(5)]*	3.28%	2.77%	2.34%	2.11%	1.54%
GAAP leverage, at period-end[(6)]	7.1x	6.1x	5.9x	6.0x	5.8x
Economic leverage, at period-end[(6)]*	6.4x	5.8x	6.4x	6.3x	7.1x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

16

Financial Highlights and Trends (cont’d) 17 Unaudited (dollars in thousands) For the quarters ended 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Agency mortgage-backed securities $66,591,536 $67,764,264 $65,623,534 $62,274,895 $63,037,241 Residential credit risk transfer securities 982,951 1,064,401 1,085,384 997,557 1,056,906 Non-Agency mortgage-backed securities 2,063,861 2,008,106 2,028,656 1,991,146 2,156,706 Commercial mortgage-backed securities 222,382 365,690 500,611 526,309 588,500 Total securities $69,860,730 $71,202,461 $69,238,185 $65,789,907 $66,839,353 Residential mortgage loans $1,793,140 $1,154,320 $1,642,822 $1,809,832 $1,551,637 Residential mortgage loan warehouse facility - - - - 70 Total loans, net $1,793,140 $1,154,320 $1,642,822 $1,809,832 $1,551,707 Mortgage servicing rights $2,234,813 $2,018,896 $1,790,980 $1,748,209 $1,705,254 Agency mortgage-backed securities transferred or pledged to securitization vehicles $- $- $- $- $431,388 Residential mortgage loans transferred or pledged to securitization vehicles 11,450,346 11,318,419 10,277,588 9,121,912 8,770,626 Assets transferred or pledged to securitization vehicles $11,450,346 $11,318,419 $10,277,588 $9,121,912 $9,202,014 Assets of disposal group held for sale(1) $- $- $- $- $11,371 Total investment portfolio $85,339,029 $85,694,096 $82,949,575 $78,469,860 $79,309,699 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 19 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non- EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage- backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Third Quarter 2023 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($569,084)	$161,187	($839,328)	($886,814)	($273,977)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[(1)]	2,710,208	1,316,837	(1,712)	1,124,924	2,702,512
Net (gains) losses on derivatives[(2)]	(1,732,753)	(1,050,032)	1,286,458	202,337	(1,976,130)
Loan loss provision (reversal)	-	-	(219)	7,258	(1,613)
Business divestiture-related (gains) losses[(3)]	-	-	-	13,013	2,936
Other adjustments:					
Amortization of intangibles	2,384	758	758	758	758
Non-EAD (income) loss allocated to equity method investments[(4)]	(140)	541	(244)	(306)	(2,003)
Transaction expenses and non-recurring items[(5)]	1,882	2,650	1,358	807	1,712
Income tax effect on non-EAD income (loss) items	9,444	12,364	8,278	(418)	(9,444)
TBA dollar roll income and CMBX coupon income[(6)]	(1,016)	1,734	18,183	34,767	105,543
MSR amortization[(7)]	(49,073)	(41,297)	(43,423)	(38,633)	(22,897)
EAD attributable to non-controlling interests	(3,811)	(3,344)	(3,470)	(1,548)	(1,287)
Premium amortization adjustment (PAA) cost (benefit)	(6,062)	(11,923)	491	(8,136)	(45,414)
Earnings Available for Distribution*	361,979	389,475	427,130	448,009	480,696
Dividends on preferred stock	36,854	35,766	31,875	29,974	26,883
Earnings available for distribution attributable to common shareholders*	$325,125	$353,709	$395,255	$418,035	$453,813
GAAP net income (loss) per average common share[(8)]	($1.21)	$0.27	($1.79)	($1.96)	($0.70)
Earnings available for distribution per average common share[(8)]*	$0.66	$0.72	$0.81	$0.89	$1.06
Annualized GAAP return (loss) on average equity[(9)]	(20.18%)	5.42%	(28.84%)	(31.78%)	(9.94%)
Annualized EAD return on average equity (excluding PAA)*	12.96%	13.22%	14.82%	16.19%	17.57%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
20

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Premium Amortization Reconciliation					
Premium amortization expense	$24,272	$33,105	$56,534	$38,829	$39,406
Less:					
PAA cost (benefit)	(6,062)	(11,923)	491	(8,136)	(45,414)
Premium amortization expense (excluding PAA)	$30,334	$45,028	$56,043	$46,965	$84,820
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,001,485	$921,494	$818,250	$798,934	$678,488
PAA cost (benefit)	(6,062)	(11,923)	491	(8,136)	(45,414)
Interest income (excluding PAA)*	$995,423	$909,571	$818,741	$790,798	$633,074
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,046,819	$953,457	$798,787	$663,847	$400,491
Add:					
Net interest component of interest rate swaps	(394,677)	(425,293)	(385,706)	(286,600)	(141,110)
Economic interest expense*	$652,142	$528,164	$413,081	$377,247	$259,381
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$995,423	$909,571	$818,741	$790,798	$633,074
Less:					
Economic interest expense*	652,142	528,164	413,081	377,247	259,381
Economic net interest income (excluding PAA)*	$343,281	$381,407	$405,660	$413,551	$373,693
Economic Metrics (excluding PAA)					
Average interest earning assets	$89,300,922	$86,254,955	$82,644,998	$82,859,799	$78,143,337
Interest income (excluding PAA)*	995,423	909,571	818,741	790,798	633,074
Average yield on interest earning assets (excluding PAA)*(1)	4.46%	4.22%	3.96%	3.82%	3.24%
Average interest bearing liabilities	$77,780,989	$75,424,564	$70,635,632	$69,981,694	$65,755,563
Economic interest expense*	652,142	528,164	413,081	377,247	259,381
Average economic cost of interest bearing liabilities*(2)	3.28%	2.77%	2.34%	2.11%	1.54%
Interest income (excluding PAA)*	$995,423	$909,571	$818,741	$790,798	$633,074
TBA dollar roll income and CMBX coupon income(3)	(1,016)	1,734	18,183	34,767	105,543
Economic interest expense	(652,142)	(528,164)	(413,081)	(377,247)	(259,381)
Subtotal	$342,265	$383,141	$423,843	$448,318	$479,236
Average interest earning assets	$89,300,922	$86,254,955	$82,644,998	$82,859,799	$78,143,337
Average TBA contract and CMBX balances	2,960,081	6,303,202	13,949,884	11,499,881	18,837,475
Subtotal	$92,261,003	$92,558,157	$96,594,882	$94,359,680	$96,980,812
Net interest margin (excluding PAA)*	1.48%	1.66%	1.76%	1.90%	1.98%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
21

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Economic leverage ratio reconciliation					
Repurchase agreements	$64,693,821	$61,637,600	$60,993,018	$59,512,597	$54,160,731
Other secured financing	500,000	500,000	250,000	250,000	250,000
Debt issued by securitization vehicles	9,983,847	9,789,282	8,805,911	7,744,160	7,844,518
Participations issued	788,442	492,307	673,431	800,849	745,729
Total GAAP debt	$75,966,110	$72,419,189	$70,722,360	$68,307,606	$63,000,978
Less non-recourse debt:					
Debt issued by securitization vehicles	($9,983,847)	($9,789,282)	($8,805,911)	($7,744,160)	($7,844,518)
Participations issued	(788,442)	(492,307)	(673,431)	(800,849)	(745,729)
Total recourse debt	$65,193,821	$62,137,600	$61,243,018	$59,762,597	$54,410,731
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$1,965,117	$3,625,443	$12,241,647	$11,050,351	$16,209,886
Payable for unsettled trades	2,214,319	4,331,315	3,259,034	1,157,846	9,333,646
Receivable for unsettled trades	(1,047,566)	(787,442)	(679,096)	(575,091)	(2,153,895)
Economic debt*	$68,325,691	$69,306,916	$76,064,603	$71,395,703	$77,800,368
Total equity	10,677,057	11,887,345	11,909,033	11,369,426	10,951,555
Economic leverage ratio*	6.4x	5.8x	6.4x	6.3x	7.1x

* Represents a non-GAAP financial measure.

ANNALY

22

Glossary and Endnotes

Glossary 24 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights Non-QM: Refers to a Non-Qualified Mortgage Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 25 Page 3 1. Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 YTD (October 6, 2023 issue). 2. Includes a $407mm whole loan securitization that priced in October 2023. 3. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $11.5bn, include TBA purchase contracts (market value) of $1.9bn and $1.2bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. Page 4 1. Dividend yield is based on annualized Q3 2023 dividend of $0.65 and a closing price of $18.81 on September 30, 2023. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $11.5bn, include TBA purchase contracts (market value) of $1.9bn and $1.2bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of September 30, 2023 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $1.9bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $11.5bn, include $1.2bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of September 30, 2023 exclude commercial real estate assets. Page 6 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on data from the Zillow U.S. Home Value Index for the period ended September 30, 2023. 3. Based on data from the Inside Mortgage Finance for the period ended September 30, 2023. Page 7 1. Represents quarterly real GDP growth from the U.S. Bureau of Economic Analysis through Q2 2023. 2. Represents median economist forecasts of quarterly real GDP growth as of October 20, 2023 retrieved via Bloomberg. 3. Based on October 20, 2023 market data retrieved via Bloomberg. Page 9 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 10 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 11 1. Includes a $407mm whole loan securitization that priced in October 2023. 2. Based on data from the Zillow U.S. Home Value Index for the period ended September 30, 2023. 3. Based on data from the BofA Securities Non-QM Shelf and Deal Report, July 2023. 4. Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 YTD (October 6, 2023 issue). Page 12 1. Excludes participations issued totaling $0.8bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $407mm residential whole loan securitization that priced in October 2023. 4. Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 YTD (October 6, 2023 issue). 5. Reflects cost of funds only for outstanding debt held by third parties. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $5.2mm of Prime IO, OBX Retained contains $176.2mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $69.4mm of Prime Jumbo IO. Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Includes unsettled commitments of $126mm. Page 14 1. Capital allocation is calculated as the difference between allocated assets and liabilities. Dedicated capital as of September 30, 2023 exclude commercial real estate assets. 2. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021.

Endnotes (cont’d) 26 Page 16 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is (5.04%), 1.35%, (7.21%), (7.95%) and (2.49%) for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles and participations issued divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage. Page 17 1. Includes assets related to the sale of the Company's Middle Market Lending portfolio at September 30, 2022. Non-GAAP Reconciliations Page 20 1. Includes a write-down or recovery on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Excludes $394.7mm, $425.3mm, $385.7mm, $286.6mm and $141.1mm of net interest on the Company's interest rate swaps for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively, which is reported in Net gains (losses) on derivatives in the Company’s Consolidated Statement of Comprehensive Income (Loss). 3. Includes losses (gains) related to the sale of the Company’s Middle Market Lending portfolio for the quarters ended December 31, 2022 and September 30, 2022. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm and $0.5mm for the quarters ended September 30, 2023 and June 30, 2023, respectively, and $1.1mm for each of the other quarters presented. 7. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 8. Net of dividends on preferred stock. 9. Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (5.04%), 1.35%, (7.21%), (7.95%) and (2.49%) for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively. Page 21 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm and $0.5mm for the quarters ended September 30, 2023 and June 30, 2023, respectively, and $1.1mm for each of the other quarters presented.